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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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[ ] Preliminary Proxy Statement
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|X| Soliciting Material Under Rule 14a-12

                            RIM SEMICONDUCTOR COMPANY
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Tuesday, February 21, 2006

Dear Fellow Rim Semiconductor Shareholders,

On Friday we filed with the Securities and Exchange Commission our preliminary Proxy Statement for the 2006 Annual Meeting of Shareholders. I would like to take a moment of your time to tell you about the proposals that you will be voting on.

We will hold our Annual Shareholders' meeting on April 11, 2006 at the Hotel Vintage Plaza in Portland, unless we receive SEC comments about our proxy materials that require us to change our meeting date. Watch our website in the coming weeks for travel information for those who are coming in from out of town to attend the meeting.

At the Shareholders' Meeting, you and your fellow shareholders will be asked to:

     o approve an amendment to Article IV of our Articles of Incorporation to increase our authorized common stock from 500 million shares to 900 million shares;

     o elect four directors to serve until the 2007 Annual Meeting of Shareholders and their successors are elected and qualified;

     o approve an amendment to Section B(2) of Article IV of our Articles of Incorporation relating to our preferred stock;

     o approve an amendment to Article IV of our Articles of Incorporation to delete Paragraph (C) of Article IV (regarding the reverse stock split effected by the Corporation in 2000);

     o amend our Articles of Incorporation to cancel the designations of our Series A through G preferred stock;

     o ratify the appointment of Marcum & Kliegman, LLP as our independent public accountants; and

     o    transact any other business that properly comes before the meeting.

Let's take these proposals one at a time and consider how they help us all reach our goal of becoming a dynamic, profitable fabless semiconductor company.

The most important proposal is to increase our authorized common stock from 500 million to 900 million shares. Let me share more about the increase of authorized shares with you.

Let's start with some definition of terms first. "authorized shares" are the maximum number of shares of stock that we can issue. This number is specified in our Articles of Incorporation, and has changed several times in the past with shareholder approval. Generally a much greater number of shares are authorized than required, to give a company's board flexibility to issue more stock as needed. Until an authorized share is issued, it is not counted in the number of shares outstanding, does not have a vote, does not decrease our earnings or loss per share, or have any other effect on the value of the shares that you already own. An authorized but unissued share turns into an issued share when we sell it or give it to an investor, an employee, a consultant, another company, etc., or when an option, warrant or convertible security is converted into common stock.

We need to make sure that we do not run out of authorized common stock. If we ever run out, we will not be able to raise additional money to fund the company, grant options to employees, or other important corporate functions. If we were to acquire another company, we would probably want the flexibility to issue common stock in payment of a purchase price. Our Articles of Incorporation make sure that the Board of Directors cannot authorize common stock on its own. You must agree (by voting your shares) to create more.

About 70% of the currently authorized shares are already issued or could be issued under various circumstances. As of January 24, 2006, which is the last time we reported our count of common shares, we had issued roughly 266 million shares. But we have approximately 80 million shares of common stock reserved for issuance under outstanding options, warrants and convertible securities.

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     o    OPTIONS OR WARRANTS: We are obligated to issue shares to the holders of options or warrants. Some of these shares may never actually be issued. For example, some of our outstanding options may not vest, and some of our outstanding options and warrants have exercise prices well in excess of our current market price per share, making their exercise unlikely. Nevertheless, we intend to keep reserved for future issuance a sufficient number of shares of our authorized common stock to honor our commitment to issue common stock in the event these options or warrants are exercised.

     o CONVERTIBLE SECURITIES: We are obligated to issue shares to the holders of convertible debentures and notes who elect to convert their debt into our common stock. We are required to hold shares in reserve to cover possible conversions while the debt is outstanding, even though we may never be required to issue all of the shares we've reserved.

If we add these potential share issuances to our actual outstanding shares, we arrive at 346 million shares. This is about 70% of the 500 million shares of common stock that are currently authorized.

We will need to raise and spend more money if we are to realize our business plan. We will also need to raise funds to repay existing debt. In January, we borrowed $750,000 from an investment fund. An amount equal to 108% of the principal amount of the loan is due and payable on the earlier of May 25, 2006 or the date we effect a financing transaction or series of transactions resulting in gross proceeds to us of at least $2,000,000. We will require additional funds to repay the bridge loan upon maturity, and to continue to meet our other liquidity needs.

At today's stock price, we believe that our current number of authorized shares, 500 million, would be adequate for covering the options and warrants and for our financing needs. But we want to make sure that if we have to raise money at a lower stock price, or that when we are presented with opportunities to grow the company, or to merge or acquire another company, that we have the ability to do so.

In short, while we're not out of authorized shares, we believe that it is in the shareholders' best interest to increase the authorized share count at this time to give us the flexibility to grow our business.

The second proposal reelects the existing Board of Directors for another year. Our board has served us well, and I am proud to recommend them to you for your vote. You should know that during this fiscal year we plan to add one or more members to the board. Adding a seat does not require shareholder approval. But next year, you will have an opportunity to vote on the election of the entire board of directors.

The third, fourth and fifth proposals each concern amendments to our Articles of Incorporation. The third and fourth items address our preferred stock. Although preferred shares of Rim Semi are authorized, none are outstanding. These proposals eliminate the designations of eight series of preferred stock that we do not intend to issue and modify the authority of the Board of Directors with regard to them. The fifth item on the ballot eliminates a paragraph from our Articles that no longer has any effect. Full details on these proposals are available in our Proxy Statement.

The sixth proposal ratifies the appointment of Marcum & Kliegman, LLP as our independent auditors for the current fiscal year.

It is important that you carefully consider these proposals and send in your vote. If you do not vote, then your shares vote "no" on the proposal to authorize additional shares and the other amendments to our Articles. If the proposal to increase the authorized common stock fails to win enough votes, then we may not be able to secure enough financing to realize our business plans. The Board has unanimously approved these proposals, and is voting "yes" to them with all of their shares.

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Please feel free to contact me at 503-257-6700 with your comments or for further clarification. To make sure that we are well within the SEC guidelines for proxy-related communications, we will not be replying in writing to any questions until after the shareholder meeting. We would, as always, be pleased to return your phone calls and speak in person.

Sincerely,

/s/ Brad Ketch

Brad Ketch
President and CEO


IMPORTANT LEGAL INFORMATION
Investors and security holders are urged to read the proxy statement regarding the proposals to be considered at the annual meeting when it becomes available because it will contain important information. The proxy statement will be filed with the U.S. Securities and Exchange Commission by Rim Semiconductor Company and security holders may obtain a free copy of the proxy statement when it becomes available, and other documents filed with the SEC by Rim Semiconductor Company, at the SEC's web site at WWW.SEC.GOV. The proxy statement, and other related documents filed with the SEC by Rim Semiconductor Company, may also be obtained for free by directing a request to Rim Semiconductor Company at 305 NE 102nd Avenue, Suite 105, Portland, Oregon 97220. Investors may obtain a detailed list of names, affiliations and interests of participants in the solicitation of proxies of Rim Semiconductor Company stockholders to approve the proposals to be considered at the annual meeting at the following address: 305 NE 102nd Avenue, Suite 105, Portland, Oregon 97220.